SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 2)
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) January 16, 1997





                         MAKO MARINE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



          Florida                       0-26618                65-0501535
 (State or other jurisdiction         (Commission             (IRS Employer
     or incorporation)                File Number)          Identification No.)


      4355 N.W. 128th Street
          Miami, Florida                                          33054
(Address of principal executive offices)                        (Zip Code)

(Registrant's telephone number, including area code)      (305)685-6591

 Item 7.  Financial Statements and Exhibits.

 (a)      Financial Statements - See Index to Financial Statement

 (b)      Pro Forma Financial Information - See Index to Financial Statements

 (c)      Exhibits - See Exhibit Index

                                  EXHIBIT INDEX

Exhibit Number               Description

   2.1                Mako Stock Purchase Agreement.*

   2.2                CAVC Stock Purchase Agreement.*

   2.3                Letter dated December 4, 1996.*

   2.4                Letter Agreement dated January 16, 1997.**

   2.5 Escrow Agreement dated January 16, 1997 among SunTrust Bank, Miami, N.A., as escrow agent, Mako, CAVC and Tracker.**

   2.6                Amendment dated January 16, 1997 to Douglas W.
                      Baena Employment Agreement.**

   2.7 Employment Agreement dated July 1, 1996 between Mako and Hugh Landon Russ, Jr.**

   2.8 Amendment dated January 16, 1997 to Hugh Landon Russ, Jr. Employment Agreement.**

   2.9 Amendment dated January 16, 1997 to Lawrence Tierney Employment Agreement.**

   2.10 Letter from BDO Seidman dated February 17, 1997 regarding Mako's change of independent accountants.***



*Filed as an Exhibit to Mako's Form 8-K, dated December 13, 1996.

**Filed as an Exhibit to Mako's Form 8-K, dated January 30, 1997, which Form 8-K is amended hereby.

***Filed as an Exhibit to Mako's Form 8-K/A (Amendment No. 1), dated February 18, 1997, which Form 8-K/A is amended hereby.

                          INDEX TO FINANCIAL STATEMENTS

SILVER KING AND SEACRAFT BOATS (former division of Tracker Marine, L.P. acquired by Registrant on January 16, 1997)



      Report of Independent Public Accountants..............................F-2

      Combined Statement of Net Assets as of December 28, 1996..............F-3

      Combined Statement of Operations and Changes in Net Assets
      for the fiscal year ended December 28, 1996...........................F-4

      Combined Statement of Cash Flows for the fiscal year ended
      December 28, 1996.....................................................F-5

      Notes to Combined Financial Statements................................F-6


UNAUDITED PRO FORMA FINANCIAL
STATEMENTS MAKO MARINE INTERNATIONAL, INC.


      Unaudited Pro Forma Combined Balance Sheet December 28, 1996..........F-9

      Unaudited Pro Forma Combined Statements of Income
      for Six Months Ended December 28, 1996...............................F-10

      Unaudited Pro Forma Combined Statement of Operations
      for the fiscal year ended June 29, 1996..............................F-11

      Notes to Unaudited Pro Forma Combined Financial Statements...........F-12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Tracker Marine, L.P.:

We have audited the accompanying combined statement of net assets of Silver King and Seacraft Boats (divisions of Tracker Marine, L.P.) as of December 28, 1996, and the related combined statements of operations and changes in net assets and cash flows for the year ended December 28, 1996. These financial statements are the responsibility of the management of Tracker Marine, L.P. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Silver King and Seacraft Boats as of December 28, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.





Dallas, Texas,                              /s/ Arthur Andersen LLP
    February 5, 1997

                         SILVER KING AND SEACRAFT BOATS
                       (Divisions of Tracker Marine, L.P.)


                        COMBINED STATEMENT OF NET ASSETS

                                DECEMBER 28, 1996




ASSETS:
    Current assets-
        Cash                                                 10,070
        Accounts receivable                                 266,618
        Inventories                                         683,174
        Prepaid expenses                                     85,007
                                                             ------

                  Total current assets                    1,044,869
                                                          ---------

    Property and equipment, at cost-
        Land and building                                   523,525
        Fixtures and equipment                              594,881
        Construction in progress                            101,604
                                                          ---------

                  Total property and equipment            1,220,010

    Less- Accumulated depreciation                         (353,959)
                                                           --------

                  Total property and equipment, net         866,051
                                                            -------

                  Total assets                            1,910,920
                                                          ---------

LIABILITIES:
    Accrued liabilities                                      34,825
                                                             ------

                  Total liabilities                          34,825
                                                             ------

                  Total combined net assets              $1,876,095
                                                         ==========


The accompanying notes are an integral part of this combined financial statement.

                         SILVER KING AND SEACRAFT BOATS
                       (Divisions of Tracker Marine, L.P.)


           COMBINED STATEMENT OF OPERATIONS AND CHANGES IN NET ASSETS

                      FOR THE YEAR ENDED DECEMBER 28, 1996



NET SALES                                            $1,544,943

COST OF GOODS SOLD                                    1,936,003
                                                      ---------

GROSS MARGIN                                           (391,060)
                                                       --------

OPERATING EXPENSES:
    Administrative                                      235,892
    Sales and marketing                                 124,323
    Research and development                            302,946
                                                        -------

                  Total operating expenses              663,161
                                                        -------

NET LOSS                                             (1,054,221)

NET ASSETS, beginning of year                         2,930,316
                                                      ---------

NET ASSETS, end of year                              $1,876,095
                                                     ==========



The accompanying notes are an integral part of this combined financial statement.

                         SILVER KING AND SEACRAFT BOATS
                       (Divisions of Tracker Marine, L.P.)


                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 28, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                          $(1,054,221)
    Adjustments to reconcile net loss to net cash used in operating activities-
        Depreciation and amortization                                                                     134,403
           Changes in-
               Accounts receivable                                                                       (263,702)
               Inventories                                                                               (630,753)
               Prepaid expenses                                                                           (84,094)
               Accrued liabilities                                                                          1,492
                                                                                                            -----

                  Net cash used in operating activities                                                (1,896,875)
                                                                                                       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment, net                                                             (376,480)
                                                                                                        ---------

                  Net cash used in investing activities                                                  (376,480)
                                                                                                        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Obligations funded by Tracker Marine, L.P.                                                          2,283,425
                                                                                                        ---------

                  Net cash provided by financing activities                                             2,283,425
                                                                                                        ---------

INCREASE IN CASH                                                                                           10,070

CASH, beginning of year                                                                                         -
                                                                                                        ---------

CASH, end of year                                                                                         $10,070
                                                                                                        =========


The accompanying notes are an integral part of this combined financial statement.


                         SILVER KING AND SEACRAFT BOATS
                       (Divisions of Tracker Marine, L.P.)


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 28, 1996



1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

The combined financial statements include the accounts of Silver King and Seacraft Boats (the "Divisions"). The Divisions are owned by Tracker Marine, L.P. ("Tracker"), a Missouri limited partnership. In January 1997, a stock purchase agreement was entered into between Tracker and Mako Marine International ("Mako") for the purchase of Mako common stock. As part of the stock purchase agreement, the Divisions are being contributed to Mako.

Nature of Operations

The Divisions manufacture and sell saltwater boats by means of wholesale distribution to authorized dealers.

Basis of Accounting

The financial statements are prepared on the accrual basis of accounting.

Fiscal Year

Tracker's, and therefore the Divisions', fiscal year ends on the last Saturday of the year.

Revenue Recognition

Sales are recorded by the Divisions when products are shipped to dealers. Provisions for approved sales incentive programs normally are recognized as sales deductions at the time of sale. Sales incentive programs approved subsequent to the time that related sales have been recorded are recognized when the programs are approved.

Inventories

Inventories are stated at the lower of cost or market using the last-in, first-out (LIFO) cost method. Raw materials inventories include purchased parts and supplies to be used in manufactured products. Work in process and finished good inventories include material, labor, and overhead costs incurred in the manufacturing process.

Property and Equipment

Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is computed using the straight-line method primarily over the following estimated useful lives:

        Depreciable Assets                              Lives (In Years)
        ------------------                              ----------------

     Buildings                                              15 - 30
     Fixtures and equipment                                  3 - 5

Product Warranty Costs and Dealer Rebate Accruals

Anticipated costs related to product warranty are expensed at the time of the sale of the products and are accounted for in cost of goods sold.

Research and Development Costs

Research and development costs related to both present and future products are charged to expense as incurred. Such costs were approximately $303,000 for the year ended December 28, 1996.

Fair Values of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.   DEALER FLOOR PLAN AGREEMENT:

Tracker has a financing and floor planning agreement with a commercial finance company that provides wholesale financing for the authorized dealers' purchases from the Divisions. Thus, the Divisions receive payments through dealer sales from the commercial finance companies and therefore bear no risk on collections through these types of sales.

3.   INVENTORIES:

Inventories consisted of the following at December 28, 1996:

     Raw materials                                            $209,736
     Work in process                                               597
     Finished goods and accessories                            513,445
                                                             ---------

                                                               723,778

      Less- LIFO reserve                                       (40,604)
                                                              --------
      Total inventories                                       $683,174
                                                              ========

4.   INCOME TAXES:

As the Company is a division of Tracker, a Missouri limited partnership, the accompanying financial statements do not include a provision for income taxes since the taxable income of Tracker (the Partnership) is included in the tax returns of the individual partners.

5.   RELATED PARTY:

Tracker assumes and pays all obligations of the Divisions. Total obligations assumed and paid by Tracker in 1996 were approximately $2,283,000.

                         MAKO MARINE INTERNATIONAL, INC.
                    UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                DECEMBER 28, 1996

                                                             Mako         Silver King        Proforma                Proforma
                                                            Marine          Seacraft        Adjustments              Combined
                                                            ------          --------        -----------              --------

Assets
  Current assets

    Cash                                                   162,118           10,070         4,140,000  #1           4,312,188
    Accounts receivable                                    340,072          266,618                 -                 606,690
    Inventories                                          2,361,496          683,174                 -               3,044,670
    Prepaid and other assets                               362,894           85,007                 -                 447,901
----------------------------------------------------------------------------------------------------------------------------------
  Total current assets                                   3,226,580        1,044,869         4,140,000               8,411,449

  Property and equipment                                 4,223,328        1,220,010                                 5,443,338
     less accumulated depreciation                      (1,373,912)        (353,959)        1,373,912  #2            (353,959)
----------------------------------------------------------------------------------------------------------------------------------
                                                        2,849,416           866,051         1,373,912               5,089,379
----------------------------------------------------------------------------------------------------------------------------------

  Other assets                                            137,866                 -          (137,866) #3                   -
  Goodwill                                                      -                 -         4,483,964  #2           4,483,964
----------------------------------------------------------------------------------------------------------------------------------
                                                        6,213,862         1,910,920         9,860,010              17,984,792
==================================================================================================================================


Liabilities and Stockholders' Equity
  Liabilities
    Current liabilities
      Accounts payable                                  2,701,223                 -          (129,400) #4          2,571,823
      Accrued expenses                                  1,110,655            34,825                                1,145,480
      Accrued interest payable                            238,105                 -                 -                238,105
      Due from affiliates                                 375,906                 -                 -                375,906
      Current portion of long term debt                   660,403                 -                 -                660,403
-----------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                           5,086,292            34,825          (129,400)             4,991,717

    Note payable, affiliate                               825,000                                                    825,000
    Long term debt, less current portion                1,423,059                              84,291  #3          1,507,350
-----------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                     7,334,351            34,825           (45,109)             7,324,067

  Stockholders' equity
    Net assets                                                            1,876,095        (1,876,095) #5
    Preferred stock
    Common stock                                           26,550                              64,000  #1             90,550
    Additional paid-in capital                          6,317,873                           4,252,302  #1         10,570,175
    Deficit                                            (7,464,912)                          7,464,912  #1                  -
-----------------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                           (1,120,489)        1,876,095         9,905,119             10,660,725
-----------------------------------------------------------------------------------------------------------------------------
                                                        6,213,862         1,910,920         9,860,010             17,984,792
=============================================================================================================================

The accompanying notes to unaudited proforma combined financial statements are an integral part of this statement.



                        MAKO MARINE INTERNATIONAL, INC.
               UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE YEAR SIX MONTHS ENDED DECEMBER 28, 1996

                                                    Mako         Silver King            Proforma         Proforma
                                                   Marine          Seacraft            Adjustments       Combined
                                                   ------          --------            -----------       --------


Net sales                                        9,287,076           998,867                  -         10,285,943
Cost of products sold                            8,469,674         1,087,612                  -          9,557,286
-------------------------------------------------------------------------------------------------------------------
Gross profit                                       817,402           (88,745)                 -            728,657
-------------------------------------------------------------------------------------------------------------------

Operating and other expenses:
  Selling, general and administrative            2,544,895           468,890             74,733  #2      3,088,518
  Interest                                         185,661                 -                  -            185,661
  Other                                             48,158                 -                  -             48,158
-------------------------------------------------------------------------------------------------------------------
Total expenses                                   2,778,714           468,890             74,733          3,322,337
-------------------------------------------------------------------------------------------------------------------

Loss before other income                        (1,961,312)         (557,635)           (74,733)        (2,593,680)

Other Income                                       (90,466)                -                  -            (90,466)
-------------------------------------------------------------------------------------------------------------------
Net loss                                        (2,051,778)        (557,635)            (74,733)        (2,684,146)
===================================================================================================================

Net loss per common share                            (0.75)             N/A                 N/A              (0.29)
===================================================================================================================

Average number of common shares                  2,724,048              N/A           6,400,000  #2      9,124,048
===================================================================================================================

The accompanying notes to unaudited proforma combined financial statements are an integral part of this statement.


                         MAKO MARINE INTERNATIONAL, INC.
               UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 29, 1996

                                            Mako           Silver King        Proforma           Proforma
                                           Marine            Seacraft       Adjustments          Combined
                                           ------            --------       -----------          --------



Net sales                                19,863,331           550,326              -            20,413,657
Cost of products sold                    17,817,667           951,673              -            18,769,340
------------------------------------------------------------------------------------------------------------
Gross profit                              2,045,664          (401,347)             -             1,644,317
------------------------------------------------------------------------------------------------------------

Operating and other expenses:
  Selling, general and administrative     4,548,703           275,576        149,465  #2         4,973,744
  Interest                                  312,174                 -              -               312,174
  Other                                     243,827                 -              -               243,827
------------------------------------------------------------------------------------------------------------
Total expenses                            5,104,704           275,576        149,465             5,529,745
------------------------------------------------------------------------------------------------------------

Loss before other income                 (3,059,040)         (676,923)      (149,465)          (3,885,428)

Other Income                                103,265                 -              -              103,265
------------------------------------------------------------------------------------------------------------
Net loss                                 (2,955,775)         (676,923)      (149,465)          (3,782,163)
============================================================================================================

Net loss per common share                     (1.19)              N/A            N/A                (0.43)
============================================================================================================

Average number of common shares           2,484,662               N/A      6,400,000  #2        8,884,662
============================================================================================================

The accompanying notes to unaudited proforma combined financial statements are an integral part of this statement.

                         Mako Marine International, Inc.
            Notes to Unaudited Proforma Combined Financial Statements

The audited proforma combined financial statements gives effect to the purchase by Tracker L.P. ("Tracker") of 81% of the outstanding Common Stock of Mako Marine International, Inc. ("Mako") for cash in the amount of $4,140,000 and the simultaneous contribution by Tracker of its saltwater fishing boat manufacturing divisions, Silver King / Seacraft, to Mako. The unaudited proforma combined balance sheet as of December 28, 1996 and the unaudited proforma combined statement of operations for the year ended June 29, 1996 and the six months ended December 28, 1996 reflect adjustments to the Mako and Silver King / Seacraft historical balance sheets and statements of operations to give effect to the transaction discussed above as if such transaction had been consummated at December 28, 1996, or at the beginning of the period presented. The acquisition and simultaneous contribution will be accounted for under the purchase method of accounting.

The unaudited proforma combined financial statements may not necessarily be indicative of the results that would actually have been obtained had the transaction occurred on the dates indicated or which may be obtained in the future. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited proforma combined financial statements have been included.

1. Represents cash received in connection with the issuance to Tracker of 6,400,000 shares of Mako Common Stock.

2. Amount represents the step-up in cost basis of certain assets and the accrual of certain transactional related liabilities discussed below in 5. The excess of Tracker's purchase price over Mako's historical cost is allocated based upon fair market values of such assets and the amount of transactional related liabilities. That portion of the purchase price in excess of the resulting book value of Mako has been allocated to Goodwill, which will be amortized over a 30 year period. The amount included on the Statement of Operations represents the amount of Goodwill allocated to the period presented.

3. In connection with the transaction and the accompanying negotiations with Mercury Marine, Mako's debt to Mercury Marine, and the associated deferred asset related to this debt, was revalued.

4. In connection with the transaction, there has been a net reduction in certain liabilities, primarily payables to vendors.

5. Represents the elimination of Silver King / Seacraft net asset. Such amounts have been included as a component of Tracker's purchase price. See note to 2 above.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report, as amended, to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 17, 1997

                                 MAKO MARINE INTERNATIONAL, INC.


                                 By:     /s/ Kenneth Burroughs

                                 Title:  President and Chief Executive Officer


                                       S-1